News Release

FIRST BANCORP ANNOUNCES COMPLETION OF THE SALE OF $525 MILLION OF COMMON STOCK IN THE CORPORATION’S
CAPITAL RAISE AND CONVERSION OF THE TREASURY’S PREFERRED STOCK

SAN JUAN, Puerto Rico – October 7, 2011 – First BanCorp (the “Corporation”) (NYSE: FBP), the holding company for FirstBank Puerto Rico (the “Bank”), today announced that it has completed its previously announced capital raise of $525 million of common stock to institutional investors. In the transaction, the Corporation issued 150 million shares of common stock at a purchase price of $3.50 per share. In addition, and simultaneous with the completion of the capital raise, the Corporation issued 32,941,797 shares of common stock to the United Stated Department of the Treasury upon conversion of all of the Corporation’s outstanding Fixed Rate Cumulative Mandatorily Convertible Preferred Stock, Series G.

President and Chief Executive Officer Aurelio Alemán said, “We are excited to have completed this transaction. We are grateful to our employees and directors for their dedication and hard work; to our customers for their loyalty through this long journey; to our stockholders for their continuous support throughout all the steps required to complete this process and to the investors for their commitment towards our franchise. The completion of the capital raise solidifies our competitive position as the second largest financial institution in Puerto Rico and as the leading bank in the Virgin Islands. The new capital strengthens our franchise for future growth while enabling us to continue supporting our clients and the communities we serve.”

Following the closing of the transaction Thomas M. Hagerty, a Managing Director at Thomas H. Lee Partners, L.P., and Michael Harmon, a Managing Director at Oaktree Capital Management, L.P., will join the Bank’s Board of Directors and, subject to pending regulatory approvals, the Corporation’s Board of Directors. In addition, the Board has elected to appoint Roberto Herencia to serve as non-executive chairman of the Bank’s Board of Directors and, subject to pending regulatory approvals, to serve as non-executive chairman of the Corporation’s Board of Directors. Mr. Alemán said, “We look forward to welcoming Roberto, Tom and Mike to our Board of Directors, their proven leadership skills and financial and operating expertise will bring very valuable contributions to the Board and the performance of the Corporation.”

Roberto R. Herencia is the President and CEO of BXM Holdings, a fund specializing in community bank investments. He serves as an independent director of SKBHC Holdings, a bank holding company, and its subsidiary banks AmericanWest Bank and First National Bank of Starbuck. Between 2009 and 2010, Mr. Herencia was the President and CEO of Midwest Banc Holdings Inc. and Midwest Bank and Trust. Previously, he spent 17 years with Popular Inc. as its Executive Vice President and as President of Banco Popular North America. Mr. Herencia is a nominee for membership to the board of directors of the Overseas Private Investment Corporation, an independent agency of the U.S. government that provides financing and mobilizes private capital to help solve critical world challenges and to advance U.S. foreign policy.

Thomas M. Hagerty is a Managing Director at THL and has been with that firm since 1988. He has served on the boards of numerous THL portfolio companies. Mr. Hagerty has more than 20 years of finance, banking and managerial experience.

Michael P. Harmon, is a Managing Director at Oaktree, where he has been responsible for sourcing, evaluating and managing private equity investments since 1997.

The Corporation’s placement agent for the capital raising efforts was Sandler O’Neill + Partners, L.P.

About First BanCorp

First BanCorp is the parent corporation of FirstBank Puerto Rico, a state-chartered commercial bank with operations in Puerto Rico, the Virgin Islands and Florida, and of FirstBank Insurance Agency. First BanCorp and FirstBank Puerto Rico operate within U.S. banking laws and regulations. The Corporation operates a total of 161 branches, stand-alone offices and in-branch service centers throughout Puerto Rico, the U.S. and British Virgin Islands, and Florida. Among the subsidiaries of FirstBank Puerto Rico are First Federal Finance Corp., a small loan company; FirstBank Puerto Rico Securities, a broker-dealer subsidiary; First Management of Puerto Rico; and FirstMortgage, Inc., a mortgage origination company. In the U.S. Virgin Islands, FirstBank operates First Express, a small loan company. First BanCorp’s common and publicly-held preferred shares trade on the New York Stock Exchange under the symbols FBP, FBPPrA, FBPPrB, FBPPrC, FBPPrD and FBPPrE. Additional information about First BanCorp may be found at www.firstbankpr.com.

Safe Harbor

This press release may contain “forward-looking statements” concerning the Corporation’s future economic performance. The words or phrases “would be,” “will allow,” “intends to,” “will likely result,” “are expected to,” “expect,” “anticipate,” “look forward,” “should,” “believes” and similar expressions are meant to identify “forward-looking statements” within the meaning of Section 27A of the Private Securities Litigation Reform Act of 1995, and are subject to the safe harbor created by such section. The Corporation wishes to caution readers not to place undue reliance on any such “forward-looking statements,” which speak only as of the date made, and represent the Corporation’s expectations of future conditions or results and are not guarantees of future performance. The Corporation advises readers that various factors could cause actual results to differ materially from those contained in any “forward-looking statement.” Such factors include, but not limited to, the following: uncertainty about whether the Corporation will be able to fully comply with the written agreement dated June 3, 2010 that the Corporation entered into with the Federal Reserve Bank of New York (“FED”) and the order dated June 2, 2010 (the “Order”) that FirstBank Puerto Rico entered into with the FDIC and the Office of the Commissioner of Financial Institutions of Puerto Rico that, among other things, require FirstBank to attain certain capital levels and reduce its special mention, classified, delinquent and non-accrual assets; uncertainty as to whether the Corporation will be able to complete capital-raising efforts in the future; uncertainty as to the availability of certain funding sources, such as retail brokered CDs; the Corporation’s reliance on brokered CDs and its ability to obtain, on a periodic basis, approval from the FDIC to issue brokered CDs to fund operations and provide liquidity in accordance with the terms of the Order; the risk of not being able to fulfill the Corporation’s cash obligations or pay dividends to its shareholders in the future due to its inability to receive approval from the FED to receive dividends from FirstBank Puerto Rico; the risk of being subject to possible additional regulatory actions; the strength or weakness of the real estate markets and of the consumer and commercial credit sectors and their impact on the credit quality of the Corporation’s loans and other assets, including the Corporation’s construction and commercial real estate loan portfolios, which have contributed and may continue to contribute to, among other things, the high levels of non-performing assets, charge-offs and the provision expense and may subject the Corporation to further risk from loan defaults and foreclosures; adverse changes in general economic conditions in the United States and in Puerto Rico, including the interest rate scenario, market liquidity, housing absorption rates, real estate prices and disruptions in the U.S. capital markets, which may reduce interest margins, impact funding sources and affect demand for all of the Corporation’s products and services and the value of the Corporation’s assets; the Corporation’s inability to attract new clients and retain existing ones; a decrease in demand for the Corporation’s products and services and lower revenues and earnings because of the continued recession in Puerto Rico and the current fiscal problems and budget deficit of the Puerto Rico government; uncertainty about regulatory and legislative changes for financial services companies in Puerto Rico, the United States and the U.S. and British Virgin Islands, which could affect the Corporation’s financial performance and could cause the Corporation’s actual results for future periods to differ materially from prior results and anticipated or projected results; uncertainty about the effectiveness of the various actions undertaken to stimulate the United States economy and stabilize the United States financial markets, and the impact such actions may have on the Corporation’s business, financial condition and results of operations; changes in the fiscal and monetary policies and regulations of the federal government, including those determined by the Federal Reserve System, the FDIC, government-sponsored housing agencies and local regulators in Puerto Rico and the U.S. and British Virgin Islands; the risk of possible failure or circumvention of controls and procedures and the risk that the Corporation’s risk management policies may not be adequate; the risk that the FDIC may further increase the deposit insurance premium and/or require special assessments to replenish its insurance fund, causing an additional increase in the Corporation’s non-interest expense; risks of not being able to recover the assets pledged to Lehman Brothers Special Financing, Inc.; impact on the Corporation’s results of operations and financial condition associated with acquisitions and dispositions; a need to recognize additional impairments on financial instruments or goodwill relating to acquisitions; the adverse effect of litigation; risks that further downgrades in the credit ratings of the Corporation’s long-term senior debt will adversely affect the Corporation’s ability to make future borrowings; general competitive factors and industry consolidation; and the possible future dilution to holders of common stock resulting from additional issuances of common stock or securities convertible into common stock. The Corporation does not undertake, and specifically disclaims any obligation, to update any “forward-looking statements” to reflect occurrences or unanticipated events or circumstances after the date of such statements.

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First BanCorp
Sara Alvarez
Vice President
Corporate Affairs Office
sara.alvarez@firstbankpr.com
(787) 729-8041